PINNACLE ENTERTAINMENT REPORTS 2015 THIRD QUARTER FINANCIAL RESULTS

LAS VEGAS, October 29, 2015 - Pinnacle Entertainment, Inc. (NYSE: PNK) today reported financial results for the third quarter ended September 30, 2015.

2015 Third Quarter Highlights:

•
Net revenues increased by $10.3 million or 1.8% year over year to $578.6 million. Net revenues increased by 4% year over year excluding Lake Charles, which was affected by the addition of a new competitor.

•
Consolidated Adjusted EBITDA increased by $8.3 million or 5.9% year over year to $149.8 million. Consolidated Adjusted EBITDA margin increased by 100 basis points to 25.9%. The 2015 third quarter included $0.9 million of cost related to the final Lake Charles team member retention program payments and repair costs related to flooding in Bossier City, versus $6.1 million in the prior year period related to severance, Colorado referendum expense, and Lake Charles team member retention program costs.

•	2015 third quarter performance was driven by strong year over year increases in Adjusted EBITDA at East Chicago, Belterra Park, New Orleans, Baton Rouge, and River City properties.

•
Income from continuing operations increased by $5.7 million to $13.5 million from $7.7 million in the prior year period. Income from continuing operations margin increased by 90 basis points to 2.3% from 1.4% in the prior year period. GAAP diluted net income per share was $0.22 versus $0.21 in the prior year period. Adjusted income per share increased to $0.36 from $0.20 in the prior year period.

•
In the 2015 third quarter, the Company repaid $121 million in principal amount of debt, bringing its quarter ending debt principal balance to $3.64 billion. Through the 2015 third quarter, the Company has repaid $313 million in principal amount of debt.

Additional Highlights:

•
On July 20, 2015, the Company entered into a definitive agreement under which Gaming & Leisure Properties, Inc. ("GLPI") will acquire substantially all of its real estate assets following the spin-off of the Company's operations into a separate public company ("Op Co"). As consideration for the Company's real estate, PNK shareholders will receive 0.85 shares of GLPI common stock per PNK share they own, as well as the assumption of $2.7 billion of debt and other transaction costs by GLPI. In addition, PNK shareholders will receive one share of the spun-off Op Co per share of PNK they own. The transaction is expected to close by the end of the 2016 first quarter, subject to regulatory and shareholder approvals.

•
On October 15, 2015, the Company secured Mississippi Gaming Commission approval to complete its transaction with GLPI. The Company has filed applications for approvals with the six remaining state gaming regulatory agencies.

Anthony Sanfilippo, Chief Executive Officer of Pinnacle Entertainment, commented, "Our third quarter results reflect improvements with key guest indicators throughout our portfolio of properties. We are pleased with the progress we continue to make in improving many aspects of how we operate our business.

"Our East Chicago property produced the strongest year over year improvement in our portfolio in the 2015 third quarter, with net revenues increasing 13.5% and Adjusted EBITDA increasing 38%. We continue to see improved results from our efforts with hotel yield management, overall gaming play, and the non-gaming offerings of the property, specifically our newest offering, Stadium Grille & Bar. Our focus is on providing exceptional experiences to our guests in the Chicagoland market.

"L'Auberge Lake Charles is performing very well in light of a new competitor that opened in December 2014, and we are pleased with the revenue, Adjusted EBITDA and profitability levels the property has produced. The market has demonstrated strong depth, with market-wide gross gaming revenues growing 30% in the 2015 third quarter and 33% year to date. Our property's revenue performance has been resilient due to its high quality operations and service levels, as well as our decade of experience operating in Southwest Louisiana. We have also made thoughtful refinements to its operating expense structure, which has supported its cash flow and profitability. We are excited about the future prospects for L’Auberge Lake Charles.

"L’Auberge Baton Rouge, which recently reached its third anniversary, continues to post results that better reflect the investment we made in this property. The property continues to make progress ramping up its operations and expanding its regional presence, while streamlining its cost structure. In the 2015 third quarter, Baton Rouge posted a 2.8% increase in net revenues and an 11.1% increase in Adjusted EBITDA.

“Operational changes and the addition of a new hotel in New Orleans are starting to produce meaningful results, with 2015 third quarter net revenues increasing 10.8% and Adjusted EBITDA increasing 16.8%. The hotel is gaining traction, rewarding our best guests, and increasing length of stay and play at the property. We have also made refinements to the non-gaming offerings of the property and improved the effectiveness of our marketing to our guests. We believe this property is in the early stages of improving its operating results.

“At Belterra Park, we made significant progress ramping up the operations of this new facility in the 2015 third quarter. The property continues to grow its market share, regional presence and daily gaming volumes. The property achieved record gross gaming revenues in the 2015 third quarter.

“We also made significant progress on enterprise wide initiatives, particularly in the areas of casino marketing and leveraging hotel revenue management tools to improve the productivity of our hotel room utilization. In the 2015 third quarter, table games drop increased by 18% year over year, excluding Lake Charles, with seven of our properties producing double digit percentage increases in this metric. We will continue to focus on growing this profitable revenue stream. With hotel room management, cash ADR increased by 5% during the 2015 third quarter combined with a 170 basis point improvement in occupancy, while guest WorthPAR increased by 5% year over year, excluding Lake Charles.

“As we progress toward the end of 2015 and into 2016, we believe our company is well positioned to continue to benefit from our high-quality portfolio of properties and a very talented management team. We are optimistic that the many operational excellence initiatives we have implemented will continue to drive improvement in our financial results," concluded Mr. Sanfilippo.

Summary of Third Quarter Results

(in thousands, except per share data)	Three months ended September 30,
	2015	2014
Net revenues	$578,630	$568,299
Consolidated Adjusted EBITDA (1)	$149,762	$141,532
Consolidated Adjusted EBITDA margin (1)	25.9%	24.9%
Operating income (2,3)	$80,917	$77,192
Income from continuing operations	$13,468	$7,719
Income from continuing operations margin	2.3%	1.4%
GAAP net income attributable to Pinnacle Entertainment, Inc.	$13,749	$12,506
Diluted net income per share	$0.22	$0.21
Adjusted income per share (1)	$0.36	$0.20

(1)
For a further description of Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, and Adjusted income per share, please see the section entitled “Non-GAAP Financial Measures” and the reconciliations to the GAAP equivalent financial measures below.

(2)
Operating income in the 2015 third quarter includes $4.0 million in pre-opening, development and other costs, principally related to the Company's pursuit of a separation of its real estate assets and its operating assets, versus $1.6 million in the prior year period.

(3)
Operating income in the 2015 third quarter includes a $3.2 million net negative impact related to write-downs, reserves and recoveries, which included a $2.3 million non-cash impairment of Heartland Poker Tour assets. The prior year period included a net negative impact of $1.1 million related to write-downs, reserves and recoveries.

In the 2015 third quarter, net revenues increased by $10.3 million or 1.8% to $578.6 million, while Consolidated Adjusted EBITDA was $149.8 million, an increase of $8.3 million or 5.9% compared to the same period in 2014. Consolidated Adjusted EBITDA margin increased by 100 basis points year over year to 25.9%. In the 2015 third quarter, Consolidated Adjusted EBITDA was negatively impacted by $0.9 million of cost related to the final Lake Charles team member retention program payments and repair costs related to flooding in Bossier City, versus $6.1 million in the prior year period related to severance, Colorado referendum expense, and Lake Charles team member retention program costs.

Operating income increased by $3.7 million to $80.9 million in the 2015 third quarter versus $77.2 million in the prior year period. Income from continuing operations increased by $5.7 million to $13.5 million in the 2015 third quarter from $7.7 million in the prior year period. Income from continuing operations margin increased by 90 basis points to 2.3% from 1.4% in the prior year period.

GAAP diluted net income per share was $0.22 in the 2015 third quarter versus $0.21 in the prior year period. Adjusted income per share increased by $0.16 or 80.0% year over year to $0.36 in the 2015 third quarter from $0.20 in the prior year period.

2015 Third Quarter Operational Overview

Midwest Segment
In the Midwest segment, net revenues increased by $13.3 million or 4.4% year over year to $318.4 million in the 2015 third quarter. Adjusted EBITDA increased by $6.3 million or 7.3% to $92.8 million. Adjusted EBITDA margin was 29.1%, an increase of 80 basis points year over year. The Midwest segment included a $0.3 million negative impact from severance expense in the prior year period.

Midwest segment performance was driven by strong year over year increases in net revenue and Adjusted EBITDA at East Chicago, River City and Belterra Park.

South Segment
In the South segment, net revenues decreased by $5.5 million or 2.7% year over year to $197.1 million in the 2015 third quarter. Adjusted EBITDA remained steady at $56.3 million in both periods. Adjusted EBITDA margin was 28.6%, an increase of 80 basis points year over year. 2015 third quarter South segment Adjusted EBITDA was negatively impacted by $0.9 million of cost associated with the final Lake Charles team member retention program payments and repair costs at Bossier City related to flooding of the Red River. The South segment included a $1.7 million negative impact from the Lake Charles team member retention program in the prior year period.

South segment performance was driven by year over year increases in net revenue and Adjusted EBITDA at New Orleans and Baton Rouge. Baton Rouge continues to ramp up its operations and profitably increase its market share and regional presence. In the 2015 third quarter, Lake Charles experienced a high single digit percentage decrease in net revenue and Adjusted EBITDA, when removing the impact of team member retention payments in both periods, as the Lake Charles market absorbs the addition of a new competitor that opened in December 2014.

West Segment
West segment net revenues were $61.1 million in the 2015 third quarter, an increase of $2.6 million or 4.4% year over year. Adjusted EBITDA was $22.7 million, an increase of $0.5 million or 2.3% year over year. Adjusted EBITDA margin was 37.2%, a decrease of 70 basis points year over year. The West segment included a $0.4 million negative impact from severance expense in the prior year period.

Corporate Expenses and Other
Corporate expenses and other, which is principally comprised of corporate overhead expenses, as well as the Heartland Poker Tour and Retama Park management operations, decreased by $1.4 million year over year in the 2015 third quarter to $22.0 million. In the 2015 third quarter, Corporate expenses and other were negatively impacted by an addition to legal reserves and increased compensation expense accruals. The prior year period included a $3.7 million negative impact from severance expense and Colorado referendum opposition costs.

Continued Momentum on Balance Sheet Improvement; Progress Completing GLPI Transaction
Carlos Ruisanchez, President and Chief Financial Officer of Pinnacle Entertainment, commented, "We made significant progress on our balance sheet in the 2015 third quarter, repaying $121 million of debt with cash flow from operations. This represents our strongest quarterly debt repayment performance with cash flow from operations since completing the Ameristar merger in August 2013. Our free cash flow conversion continues to improve as our operating results grow, we manage our working capital more efficiently, and our cash interest expense declines. We will continue to focus on balance sheet improvement as we progress toward the closing of our transaction with GLPI, with the goal of creating an operating company that has substantial financial and strategic flexibility.

"We have also made substantial progress toward completing our transaction with GLPI. During the 2015 third quarter, we filed applications with the seven state gaming regulatory agencies that must approve various aspects of the transaction. We received approval from the Mississippi Gaming Commission to complete the transaction on October 15th and are working diligently with the remaining six gaming regulators to position them to consider the applications for approval.

"We are excited about the substantial value our shareholders will receive for our Company's real estate and the prospects to create additional long-term value through the spun-off Op Co," concluded Mr. Ruisanchez.

Liquidity, Capital Expenditures and Interest Expense

Liquidity
At September 30, 2015, the Company had approximately $123.0 million in cash and cash equivalents. During the 2015 third quarter, the Company borrowed $225 million on its lower cost revolving credit facility and used the proceeds to repay higher rate term loans to streamline its capital structure and reduce its cash interest expense through the closing of the GLPI transaction. As of September 30, 2015, approximately $715.1 million was drawn on the Company’s $1.0 billion revolving credit facility and approximately $12.0 million of letters of credit were outstanding. In the 2015 third quarter, net of the transactions noted above, the Company repaid $121 million in principal amount of debt. Total principal amount of debt at the end of the 2015 third quarter was $3.64 billion.

Capital Expenditures
Capital expenditures were approximately $15.8 million in the 2015 third quarter and related principally to maintenance capital expenditures on existing operating assets and corporate initiatives.

Interest Expense
Gross interest expense before capitalized interest was $65.2 million in the 2015 third quarter, compared to $62.8 million in the prior year period.  The increase in gross interest expense in the 2015 third quarter is attributable to $5.7 million of non-cash amortization of debt issuance costs and original issuance discount as a result of the early repayment of term loans noted above. Excluding this non-cash amortization, interest expense decreased by $3.3 million year over year as a result of the substantial reduction in total debt the company has achieved. Capitalized interest for 2015 third quarter was zero versus $0.3 million in the prior year period.

Investor Conference Call
Pinnacle Entertainment will hold a conference call for investors today, Thursday, October 29, 2015, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) to discuss its 2015 third quarter financial and operating results. Investors may listen to the call by dialing (706) 679-7241. The code to access the conference call is 68847879. Investors may also listen to the conference call live over the Internet at www.pnkinc.com.

A replay of the conference call will be available to all interested parties in the Events & Presentations section of the Company’s Investor Relations website following its conclusion. The Company’s Investor Relations website can be accessed at http://investors.pnkinc.com.

Non-GAAP Financial Measures
Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted income (loss) per share are non-GAAP measurements. The Company defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening, development and other costs, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, income (loss) from equity method investments, non-controlling interest and discontinued operations. The Company defines Adjusted net income (loss) as net income (loss) before pre-opening, development and other costs, asset impairment costs, impairment of equity method investment, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, income (loss) from equity method investment, non-controlling interest and discontinued operations, finite-lived intangible amortization, significant unusual items, and adjustment for taxes on such items. The Company defines Adjusted income (loss) per share as Adjusted net income (loss) divided by the weighted-average number of shares of the Company’s common stock outstanding. The Company defines Consolidated Adjusted EBITDA margin as Consolidated Adjusted EBITDA divided by revenues on a consolidated basis.

Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definition based on historical activity.

The Company uses Consolidated Adjusted EBITDA as a relevant and useful measure to compare operating results between accounting periods. The presentation of Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of its business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening, development and other costs separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Management believes that Consolidated Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry. Consolidated Adjusted EBITDA also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance.

Adjusted net income (loss) and Adjusted income (loss) per share are presented solely as supplemental disclosures, as they are methods that management reviews and uses to analyze the performance of its core operating business. For many of the same reasons mentioned above relating to Consolidated Adjusted EBITDA, management believes Adjusted net income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as impairments of intangible assets, significant unusual items, or costs associated with the Company’s development activities. Management believes Adjusted net income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of performance that more closely resembles widely used measures of performance and valuation in the gaming industry. Adjusted net income (loss) and Adjusted income (loss) per share do not include the costs of the Company’s development activities, certain asset sale gains, or the costs of its refinancing activities, but the Company compensates for these limitations by using other comparative measures to assist in evaluating the performance of its business.

EBITDA measures, such as Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted income (loss) per share described above, are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the attached “supplemental information” tables for reconciliations of these measures to the GAAP equivalent financial measures.

Definition of Adjusted EBITDA and Adjusted EBITDA Margin for Reportable Segments
The Company defines Adjusted EBITDA for each reportable segment as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening, development and other costs, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, gain (loss) on sale of certain assets, inter-company management fees, gain (loss) on early extinguishment of debt, gain (loss) on sale of discontinued operations, and discontinued operations. The Company defines Adjusted EBITDA margin for each reportable segment as Adjusted EBITDA divided by revenues for such segment. The Company uses Adjusted EBITDA and Adjusted EBITDA margin to compare operating results among its properties and between accounting periods.

About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment properties, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, and Ohio. The Company also holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

Additional Information
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the proposed transaction between GLPI and Pinnacle, GLPI has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-206649) that includes a preliminary joint proxy statement of GLPI and Pinnacle that also constitutes a prospectus of GLPI. This communication is not a substitute for the joint proxy statement/prospectus or any other document that GLPI or Pinnacle may file with the SEC or send to their shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4, INCLUDING THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS FILED AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC (INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS) IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain free copies of the preliminary joint proxy statement/prospectus and other relevant documents filed by GLPI and Pinnacle with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by GLPI are available free of charge on GLPI’s investor relations website at investors.glpropinc.com or by contacting GLPI’s investor relations representative at (203) 682-8211. Copies of the documents filed with the SEC by Pinnacle are available free of charge on Pinnacle’s investor relations website at investors.pnkinc.com or by contacting Pinnacle’s investor relations department at (702) 541-7777.

Certain Information Regarding Participants
GLPI and Pinnacle and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of GLPI’s directors and executive officers in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and its proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2015. Investors may obtain information regarding the names, affiliations and interests of Pinnacle’s directors and executive officers in Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and its proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on
April 10, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. Investors should read the definitive joint proxy statement/prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents at the SEC’s website at www.sec.gov.

Forward Looking Statements
All statements included in this presentation, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, may include, without limitation, statements regarding (A) the transaction between the Company and Gaming and Leisure Properties, Inc. (“GLPI”) whereby the Company would sell its real estate assets to GLPI, including the plans, projections and estimates regarding the Company (and any operating business of the Company that would be spun-off to stockholders) following a transaction with GLPI and the consummation of any transaction and the timing thereof; the ability of the Company to complete the contemplated financing transactions and reorganizations in connection with the transaction; the ability of the Company to obtain required regulatory approvals regarding the transaction; the stock price of the Company and GLPI following the consummation of a transaction with GLPI; and the potential advantages, benefits and impact of, and opportunities created by, the transaction, the strategy and growth of the resulting companies; and (B) with respect to the Company’s business generally, expected results of operations and future operating performance and future growth; adequacy of resources to fund development and expansion projects, liquidity, financing options, including the state of the capital markets and our ability to access the capital markets; the state of the credit markets and economy, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects; the future outlook of the Company and the gaming industry and pending regulatory and legal matters; the ability of the Company to continue to meet its financial and other covenants governing its indebtedness; the Company’s anticipated future capital expenditures; the ability to implement strategies to improve revenues and operating margins at the Company’s properties; reduce costs and debt; the Company’s ability to successfully implement marketing programs to increase revenue at the Company’s properties; the Company’s ability to improve operations and performance at Belterra Park Gaming and Entertainment Center, and Boomtown New Orleans and the potential impact of the Golden Nugget’s Lake Charles resort on the Company’s results of operations. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from actual those reflected in such statements. There is no assurance that a transaction with GLPI will be completed on any particular timeframe or at all. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. Additional factors and uncertainties include, but are not limited to: the Company’s sensitivity to reductions in consumers’ discretionary spending as a result of downturns in the economy; significant competition in the gaming industry in all of the Company’s markets, which could adversely affect the Company’s revenues and profitability; harm to the Company from cyber security attacks, which could adversely affect the Company’s revenues and profitability; the implementation and operational complexities regarding the transaction with GLPI, including obtaining required regulatory approvals, financings and possible internal reorganizations; the operating and financial restrictions on the Company imposed by the terms of the Company’s credit facility and the indentures governing its senior and subordinated indebtedness; and other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

References in this press release to "Pinnacle Entertainment, Inc.," "Pinnacle, " "Company," "we," "our" or "us" refer to Pinnacle Entertainment, Inc. and its subsidiaries, except where stated or the context otherwise indicates.

Ameristar, Belterra, Boomtown, Casino Magic, Heartland Poker Tour, L’Auberge, River City, mychoice, and Belterra Park are registered trademarks of Pinnacle Entertainment, Inc. All rights reserved.

Investor Relations	Media Relations
Vincent J. Zahn, CFA	Tracy West
Vice President, Finance, Investor Relations & Treasury	Vice President, Communications
702/541-7777 or investors@pnkmail.com	702/541-7777 or tracy.west@pnkmail.com

- financial tables follow -

Pinnacle Entertainment, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
	(Unaudited)
Revenues:
Gaming	$513,680	$503,620	$1,547,353	$1,477,041
Food and beverage	31,764	31,259	95,224	89,228
Lodging	14,860	14,485	39,488	39,077
Retail, entertainment and other	18,326	18,935	51,364	50,912
Total revenues	578,630	568,299	1,733,429	1,656,258
Expenses and other costs:
Gaming	276,758	271,306	823,603	785,903
Food and beverage	30,685	29,648	88,836	82,559
Lodging	7,277	6,715	19,408	18,309
Retail, entertainment and other	8,794	9,184	22,034	20,448
General and administrative	109,414	111,369	318,790	323,784
Depreciation and amortization	57,584	60,152	187,290	177,236
Pre-opening, development and other costs	4,037	1,598	11,712	11,917
Write-downs, reserves and recoveries, net	3,164	1,135	6,555	4,359
Total expenses and other costs	497,713	491,107	1,478,228	1,424,515
Operating income	80,917	77,192	255,201	231,743
Interest expense, net	(65,027)	(62,498)	(186,105)	(191,290)
Loss on early extinguishment of debt	—	—	—	(8,234)
Loss from equity method investment	—	—	(83)	—
Income from continuing operations before income taxes	15,890	14,694	69,013	32,219
Income tax expense	(2,422)	(6,975)	(12,673)	(8,072)
Income from continuing operations	13,468	7,719	56,340	24,147
Income from discontinued operations, net of income taxes	272	4,771	5,188	5,096
Net income	13,740	12,490	61,528	29,243
Net loss attributable to non-controlling interest	(9)	(16)	(1,271)	(52)
Net income attributable to Pinnacle Entertainment, Inc.	$13,749	$12,506	$62,799	$29,295
Net income per common share—basic
Income from continuing operations	$0.22	$0.13	$0.94	$0.41
Income from discontinued operations, net of income taxes	—	0.08	0.09	0.09
Net income per common share—basic	$0.22	$0.21	$1.03	$0.50
Net income per common share—diluted
Income from continuing operations	$0.22	$0.13	$0.91	$0.39
Income from discontinued operations, net of income taxes	—	0.08	0.08	0.08
Net income per common share—diluted	$0.22	$0.21	$0.99	$0.47

Number of shares—basic	61,187	59,817	60,936	59,560
Number of shares—diluted	63,591	61,800	63,191	61,493

1

Pinnacle Entertainment, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$123,012	$164,654
Other assets, including restricted cash	1,570,805	1,630,759
Land, buildings, vessels and equipment, net	2,885,328	3,017,009
Assets held for sale and assets of discontinued operations	9,776	21,260
Total assets	$4,588,921	$4,833,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities, other than long-term debt	$352,743	$379,504
Long-term debt, including current portion	3,676,932	3,986,654
Deferred income taxes	187,178	177,729
Liabilities held for sale and liabilities of discontinued operations	63	413
Total liabilities	4,216,916	4,544,300
Total stockholders' equity	372,005	289,382
Total liabilities and stockholders' equity	$4,588,921	$4,833,682

2

Pinnacle Entertainment, Inc.
Supplemental Information
Revenues and Adjusted EBITDA and
Reconciliations of Consolidated Adjusted EBITDA to Income from Continuing Operations and Consolidated Adjusted EBITDA Margin to Income from Continuing Operations Margin
(In thousands, unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Revenues:
Midwest (a)	$318,391	$305,116	$955,156	$881,782
South (b)	197,109	202,572	601,257	606,247
West (c)	61,105	58,457	172,036	162,782
Total Segment Revenues	576,605	566,145	1,728,449	1,650,811
Corporate and Other (d)	2,025	2,154	4,980	5,447
Total Revenues	$578,630	$568,299	$1,733,429	$1,656,258

Adjusted EBITDA:
Midwest (a)	$92,761	$86,495	$289,540	$260,815
South (b)	56,336	56,335	182,842	182,992
West (c)	22,726	22,150	63,468	59,500
Segment Adjusted EBITDA	171,823	164,980	535,850	503,307
Corporate Expenses and Other (d)	(22,061)	(23,448)	(62,120)	(67,987)
Consolidated Adjusted EBITDA (e)	$149,762	$141,532	$473,730	$435,320

Other costs:
Depreciation and amortization	$(57,584)	$(60,152)	$(187,290)	$(177,236)
Pre-opening, development and other costs	(4,037)	(1,598)	(11,712)	(11,917)
Non-cash share-based compensation expense	(4,060)	(1,455)	(12,972)	(10,065)
Write-downs, reserves and recoveries, net	(3,164)	(1,135)	(6,555)	(4,359)
Interest expense, net	(65,027)	(62,498)	(186,105)	(191,290)
Loss from equity method investment	—	—	(83)	—
Loss on early extinguishment of debt	—	—	—	(8,234)
Income tax expense	(2,422)	(6,975)	(12,673)	(8,072)
Income from continuing operations	$13,468	$7,719	$56,340	$24,147
Consolidated Adjusted EBITDA margin % (e)	25.9%	24.9%	27.3%	26.3%
Income from continuing operations margin %	2.3%	1.4%	3.3%	1.5%

(a)	Midwest segment includes: Ameristar Council Bluffs, Ameristar East Chicago, Ameristar Kansas City, Ameristar St. Charles, Belterra Casino Resort, Belterra Park, and River City.

(b)	South segment includes: Ameristar Vicksburg, Boomtown Bossier City, Boomtown New Orleans, L’Auberge Baton Rouge, and L’Auberge Lake Charles.

(c)	West segment includes: Ameristar Black Hawk, Cactus Petes, and the Horseshu.

(d)	Corporate expenses and Other includes corporate expenses, as well as the results of Heartland Poker Tour and from the management of Retama Park Racetrack.

(e)	See discussion of Non-GAAP Financial Measures above for a detailed description of Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin.

3

Pinnacle Entertainment, Inc.
Supplemental Information
Reconciliations of GAAP Net Income Attributable to Pinnacle Entertainment, Inc. to
Adjusted Net Income and GAAP Net Income Per Share to Adjusted Income Per Share
(In thousands, except per share amounts, unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
GAAP net income attributable to Pinnacle Entertainment, Inc.	$13,749	$12,506	$62,799	$29,295
Pre-opening, development and other costs	4,037	1,598	11,712	11,917
Write-downs, reserves and recoveries, net	3,164	1,135	6,555	4,359
Severance expense	—	2,066	—	3,530
CO referendum costs	—	2,296	—	5,096
Employee retention program costs	546	1,739	1,915	1,739
mychoice player loyalty program rollout charge	—	—	—	4,541
Loss on early extinguishment of debt	—	—	—	8,234
Vendor payment refund	—	—	(3,633)	—
Loss on equity method investment	—	—	83	—
Amortization of intangible assets (a)	3,977	5,212	11,800	15,465
Adjustment for income taxes	(2,068)	(9,495)	(4,884)	(17,924)
Income from discontinued operations, net of income taxes	(272)	(4,771)	(5,188)	(5,096)
Adjusted net income (b)	$23,133	$12,286	$81,159	$61,156

GAAP net income attributable to Pinnacle Entertainment, Inc.	$0.22	$0.21	$0.99	$0.47
Pre-opening, development and other costs	0.06	0.02	0.18	0.20
Write-downs, reserves and recoveries, net	0.05	0.02	0.10	0.07
Severance expense	—	0.03	—	0.06
CO referendum costs	—	0.04	—	0.08
Employee retention program costs	0.01	0.03	0.03	0.03
mychoice player loyalty program rollout charge	—	—	—	0.07
Loss on early extinguishment of debt	—	—	—	0.13
Vendor payment refund	—	—	(0.05)	—
Loss on equity method investment	—	—	—	—
Amortization of intangible assets (a)	0.06	0.08	0.19	0.25
Adjustment for income taxes	(0.04)	(0.15)	(0.08)	(0.29)
Income from discontinued operations, net of income taxes	—	(0.08)	(0.08)	(0.08)
Adjusted income per share (b)	$0.36	$0.20	$1.28	$0.99
Number of shares—diluted	63,591	61,800	63,191	61,493

(a)	Includes amortization related to the acquired Ameristar player lists.

(b)	See discussion of Non-GAAP Financial Measures above for detailed descriptions of Adjusted net income and Adjusted income per share.

4